                                                                     EXHIBIT 4.6

                                Form of Guarantee with respect
                                          to PERCS


                                    This  GUARANTEE  AGREEMENT  dated as of [ ],
                            1995, executed and delivered by TIME WARNER INC., a Delaware corporation ('Time Warner' or the
                            'Guarantor'), and [ ], as the initial Guarantee Trustee (as defined herein for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of Time Warner Financing Trust, a Delaware statutor business trust (the 'Trust').


                  WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the 'Declaration'), dated as of [ ], 1995, among the trustees of the Trust named therein, Time Warner Inc., as Sponsor, and the Holders from time to time of undivided beneficial interests in the assets of the Trust, the Trust is issuing as of the date hereof $[ ] aggregate stated amount of its $[ ] Preferred Exchangeable Redemption Cumulative Securities (the 'Preferred Securities') representing undivided beneficial interests in the assets of the Trust, having the terms set forth in Exhibit B to the Declaration;


                  WHEREAS the Preferred Securities will be issued by the Trust upon deposit of the Guarantor's Subordinated Notes (as defined herein) with the Trust as trust assets; and

                  WHEREAS, as incentive for the Holders to purchase the Preferred Securities, the Guarantor desires to irrevocably and unconditionally agree, to the extent set forth herein, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.


                  NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time of the Preferred Securities.

                                   ARTICLE I

                                  Definitions

                  SECTION 1.01. Terms Generally.  (a) The definitions in Section
1.02 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words 'include', 'includes' and 'including' shall be deemed to be followed by the phrase 'without limitation'. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Guarantee Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Guarantee Agreement to this Guarantee Agreement, the Indenture or any other document shall mean such document as amended, restated, supplemented or otherwise modified from time to time.

                  (b) Capitalized terms used in this Guarantee Agreement but not defined in the preamble above have the respective meanings assigned to them in
Section 1.02.

                  (c) A term defined anywhere in this Guarantee Agreement has the same meaning throughout.

                  (d) A term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires.

                  SECTION  1.02.   Definitions.   As  used  in  this   Guarantee
Agreement, the following terms shall have the meanings specified below:

                  'Affiliate' has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

                  'Board of Directors' means (i) the board of directors of Time Warner, (ii) any duly authorized committee of such board, (iii) any committee of officers of Time Warner or (iv) any officer of Time Warner acting, in the case of (iii) or (iv), pursuant to authority granted by the board of directors of Time Warner or any committee of such board.

                  'Call Price' means the amount payable upon early redemption of the Preferred Securities from time to time in accordance with Paragraph 4(b) of the terms of the Preferred Securities {set forth in Exhibit B to the Declaration.


                  'Capital Stock' for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) stock issued by that corporation.

                  'Commission' means the Securities and Exchange Commission.

                  'Common   Securities'   means  the   securities   representing
undivided beneficial interests in the assets of the Trust, having the terms set forth in Exhibit C to the Declaration.

                  'Covered Person' means any Holder of Preferred Securities.



                  'Distributions' means the periodic distributions and other payments payable to Holders of Preferred Securities in accordance with the terms of the Preferred Securities.



                  'Event of Default' means a default by the Guarantor on any of its payment or other obligations under this Guarantee Agreement.

                  'Exchange Property' shall have the meaning assigned to such term in Section 10.04(a).

                  'Exchange Rate' shall have the meaning assigned to such term in Section 10.04(b).

                  'Exchange Valuation Price' shall have the meaning assigned to such term in Section 10.04(c).



                  'Extraordinary Cash Dividends' has the meaning assigned to such term in Section 10.08(b).

                  'Guarantee Payments' shall mean the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Trust: (i)(A) any accrued and unpaid Distributions that are required to be paid on the Preferred Securities, (B) subject to the exercise by Time Warner of the Time

Warner Exchange Right, the Mandatory Redemption Price, the Call Price and the Special Redemption Price, including in each of cases (A) and (B) all accrued and unpaid Distributions to but excluding the date of redemption (each a 'Redemption Payment Amount'), with respect to the Preferred Securities subject to mandatory redemption or called for redemption by the Trust, but if and only to the extent that in each case Time Warner has made a payment to the Property Trustee of interest or principal (whether at maturity or upon the earlier redemption) on the Subordinated Notes and (ii) upon a voluntary or involuntary dissolution, winding up or termination of the Trust (other than in connection with the distribution of the Subordinated Notes to Holders or the redemption of all the Preferred Securities upon the maturity or redemption of the Subordinated Notes as provided in the Declaration), the lesser of (x) the Liquidation Distribution, to the extent the Trust has funds available therefor, and (y) the amount of assets of the Trust remaining available for distribution to Holders upon such liquidation, dissolution, winding-up or termination.

                  'Guarantee Trustee' means The First National Bank of Chicago until a Successor Guarantee Trustee has been appointed and accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Guarantee Trustee.




                  'Hasbro' means Hasbro, Inc., a Rhode Island corporation.




                  'Hasbro Common Stock' means the common stock, par value $.50 per share, of Hasbro as it exists on the date of this Guarantee Agreement or any other shares of Capital Stock of Hasbro into which the Hasbro Common Stock shall be reclassified or changed.



                  'Holder' shall mean any holder, as registered on the books and records of the Trust, of any Preferred Securities; provided, however, that, in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, 'Holder' shall not include the Guarantor or any entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Guarantor.

                  'Indemnified Person' means the Guarantee Trustee, any Affiliate of the Guarantee Trustee, and any officers, directors, shareholders, members, partners, employees, representatives or agents of the Guarantee Trustee.



                  'Indenture' means the Indenture dated as of [ ], 1995 between the Guarantor and Chemical Bank, as trustee, pursuant to which the Subordinated Notes are to be issued.


                  'Issuer' means any issuer, from time to time, of a security constituting Exchange Property.



                  'Majority in Stated Amount of the Preferred Securities' means, except as otherwise required by the Trust Indenture Act, Holder(s) of outstanding Preferred Securities voting together as a single class, who are the record owners of Preferred Securities whose Stated Amount represents more than 50% of the Stated Amount of all outstanding Preferred Securities.

                  'Mandatory Redemption Date' means December 23, 1997.

                  'Mandatory Redemption Price' means the amount payable upon mandatory redemption of the Preferred Securities on December 23, 1997, in accordance with Paragraph 4(a) of the terms of the Preferred Securities.

                  'Nasdaq' means the Nasdaq Stock Market.

                  'Optional Redemption Date' has the meaning set forth in Paragraph 4(b) of the terms of the Preferred Securities.



                  'Person' means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association or government or any agency or political subdivision thereof or any other entity of whatever nature.

                  'Property Trustee' means the Person acting as Property Trustee under the Declaration.

                  'Redemption   Payment  Amount'  means,   as  applicable,   the
Mandatory Redemption Price, the Call Price or the Special Redemption Price.


                  'Redemption Payment Date' means, as applicable, the Mandatory Redemption Date, any Optional Redemption Date or any Special Redemption Date.

                  'Resignation Request' has the meaning assigned to such term in
Section 4.02(d).

                  'Responsible Officer' means, with respect to the Guarantee Trustee, the chairman of the Board of Directors, the President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, any Trust Officer or Assistant Trust Officer or any other Officer of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.



                  'Special Redemption Date' has the meaning set forth in Paragraph 4(d)(ii) of the terms of the Preferred Securities.




                  'Special Redemption Price' means the amount payable upon special redemption of the Preferred Securities in accordance with Paragraph 4(d)(ii) of the terms of the Preferred Securities.




                   'Stated  Amount'  means,   with  respect  to  each  Preferred
Security, [                 ].(1)

                  'Subordinated Notes' means the series of Subordinated Notes issued by the Guarantor under the Indenture to the Property Trustee and entitled
the '    % Subordinated Notes due December 23, 1997'.


- -------
(1) Insert issue price.

                  'Successor Guarantee Trustee' means a successor Guarantee Trustee possessing the qualifications to act as a Guarantee Trustee under
Section 4.01.



                  'Time Warner Exchange Right' shall have the meaning assigned to such term in Section 10.01.





                  'Trading Day' shall have the meaning  assigned to such term in
Section 10.04(d).

                  'Trust Indenture Act' means the Trust Indenture Act of 1939, as amended.


                                   ARTICLE II

                              Trust Indenture Act

                  SECTION 2.01. Trust Indenture Act; Application. (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions.

                  (b) If and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by 'ss' 'ss' 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

                  (c) The application of the Trust Indenture Act to this Guarantee Agreement shall not affect the nature of the Preferred Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

                   SECTION 2.02. Lists of Holders of Preferred Securities. (a) The Guarantor shall provide the Guarantee Trustee with such information as is required under 'ss' 312(a) of the Trust Indenture Act at the times and in the manner provided in 'ss' 312(a).

                   (b) The Guarantee Trustee shall comply with its obligations under 'ss' 'ss' 310(b), 311 and 312(b) of the Trust Indenture Act.



                   SECTION 2.03. Reports by the Guarantee Trustee. Within 60 days after May 15 of each year, the Guarantee Trustee shall provide to the
Holders of the Preferred Securities such reports as are required by 'ss' 313 of the

Trust Indenture Act, if any, in the form, in the manner and at the times provided by 'ss' 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of 'ss' 313(d) of the Trust Indenture Act.


                   SECTION 2.04. Periodic Reports to Guarantee Trustee. The Guarantor shall provide to the Guarantee Trustee, the Commission and the Holders of the Preferred Securities, as applicable, such documents, reports and information as required by 'ss' 314(a)(l)-(3), if any, of the Trust Indenture Act and the compliance certificates required by 'ss' 314(a)(4) and (c) of the Trust Indenture Act, any such certificates to be provided in the form, in the manner and at the times required by 'ss' 314(a)(4) and (c) of the Trust Indenture Act, provided that any certificate to be provided pursuant to 'ss' 314(a)(4) of the Trust Indenture Act shall be provided within 120 days of the end of each fiscal year of the Trust.

                   SECTION 2.05. Evidence of Compliance with Conditions Precedent. The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee Agreement which relate to any of the matters set forth in 'ss' 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given pursuant to 'ss' 314(c) shall comply with ss 314(e) of the Trust Indenture Act.



                   SECTION  2.06.  Events of  Default;  Waiver.  (a)  Subject to
Section 2.06(b), Holders of Preferred Securities may by vote of at least a Majority in Stated Amount of the Preferred Securities, (i) direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee or (ii) on behalf of the Holders of all Preferred Securities waive any past Event of Default and its consequences. Upon such waiver, any such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.



                  (b) The right of any Holder of Preferred Securities to receive payment of the Guarantee Payments in accordance with this Guarantee Agreement, or to institute suit for the enforcement of any such payment, shall not be impaired without the consent of each such Holder.

                   SECTION 2.07. Disclosure of Information. The disclosure of information as to the names and addresses of the Holders of the Preferred Securities in accordance with 'ss' 312 of the Trust Indenture Act, regardless of the source from which such information was derived, shall not be deemed to be a violation of any existing law, or any law hereafter enacted which does not specifically refer to 'ss' 312 of the Trust Indenture Act, nor shall the Guarantee Trustee be held accountable by reason of mailing any material pursuant to a request made under 'ss' 312(b) of the Trust Indenture Act.

                  SECTION 2.08. Conflicting Interest. The Declaration shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                                  ARTICLE III

                 Powers, Duties and Rights of Guarantee Trustee

                  SECTION 3.01. Powers and Duties of the Guarantee Trustee. (a) This Guarantee Agreement shall be held by the Guarantee Trustee in trust for the benefit of the Holders of the Preferred Securities. The Guarantee Trustee shall not transfer its right, title and interest in the Guarantee Agreement to any Person except a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Guarantee Trustee or to a Holder of Preferred Securities exercising his or her rights pursuant to Section 5.04. The right, title and interest of the Guarantee Trustee to the Guarantee Agreement shall vest automatically in each Person who may hereafter be appointed as Guarantee Trustee in accordance with Article IV. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

                  (b) If an Event of Default occurs and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders of the Preferred Securities.

                  (c) This Guarantee Agreement and all moneys received by the Property Trustee hereunder in respect of the Guarantee Payments will not be subject to any right, charge, security interest, lien or claim of any kind in favor of, or for the benefit of the Guarantee Trustee or its agents or their creditors.

                   (d) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the holders of the Preferred Securities, as their names and addresses appear upon the register, notice of all Events of Default known to the Guarantee Trustee, unless such defaults shall have been cured before the giving of such notice; provided, that the Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of the Preferred Securities. The Guarantee Trustee shall not be deemed to have knowledge of any default except any default as to which the Guarantee Trustee shall have received written notice or a Responsible Officer charged with the administration of this Guarantee Agreement shall have obtained written notice.


                  (e) The Guarantee Trustee shall continue to serve until, a Successor Guarantee Trustee has been appointed and that appointment is in accordance with Article IV.

                  SECTION 3.02. Certain Rights and Duties of the Guarantee Trustee. (a) The Guarantee Trustee, before the occurrence of an Event of Default and after the curing {or waiver} of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06(a)), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (b) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (i) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default that may have occurred:



                  (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement, and no implied covenants or obligations shall be read into this Guarantee Agreement against the Guarantee Trustee; and




                  (B) in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement;

                  (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                  (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of Preferred Securities as provided herein relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

                  (iv) no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (c) Subject to the provisions of Sections 3.02(a) and (b):

                  (i) Whenever in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon a certificate, which shall comply with the provisions of 'ss' 314(e) of the Trust Indenture Act, signed by any authorized officer of the Guarantor;

                  (ii) the Guarantee Trustee (A) may consult with counsel (which may be counsel to the Guarantor or any of its Affiliates and may include any of its employees) selected by it in good faith and with due care and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice and opinion and (B) shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction;

                  (iii) the Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it in good faith and with due care;

                   (iv) the Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holders of Preferred Securities, unless such Holders shall have offered to the Guarantee Trustee reasonable security and indemnity against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction; provided that nothing contained in this clause (iv) shall relieve the Guarantee Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived) to exercise such of the rights and powers vested in it by this Guarantee Agreement, and to use the same degree of care and skill in this exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs; and

                   (v) any action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders of the Preferred Securities and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action; and no third party shall be required to inquire as to the authority of the Guarantee Trustee so to act, or as to its compliance with any of the terms and provisions of this Guarantee Agreement, both of which shall be conclusively evidenced by the Guarantee Trustee's or its agent's taking such action.

                  SECTION 3.03. Not Responsible for Recitals or Issuance of Guarantee. The recitals contained in this Guarantee shall be taken as the statements of the Guarantor and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representations as to the validity or sufficiency of this Guarantee Agreement.

                                   ARTICLE IV

                               Guarantee Trustee

                  SECTION 4.01. Qualifications. (a) There shall at all times be a Guarantee Trustee which shall:

                  (i) not be an Affiliate of the Guarantor; and

                  (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50 million and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this Section 4.01(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                  If at any time the Guarantee Trustee shall cease to satisfy the requirements of clauses (i) and (ii) above, the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.02. If the Guarantee Trustee has or shall acquire any 'conflicting interest' within the meaning of 'ss' 310(b) of the Trust Indenture Act, the Guarantee Trustee and the Guarantor shall in all respects comply with the provisions of ss 310(b) of the Trust Indenture Act.

                  SECTION  4.02.   Appointment,   Removal  and   Resignation  of
Guarantee Trustee. (a) Subject to Section 4.02(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

                  (b) The Guarantee Trustee shall not be removed in accordance with Section 4.02(a) until a Successor Guarantee Trustee possessing the Qualifications to act as Guarantee Trustee under Section 4.01(a) has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor and the Guarantee Trustee being removed.

                  (c) The Guarantee Trustee appointed to office shall hold office until his successor shall have been appointed or until its removal or resignation.

                  (d) The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument (a 'Resignation Request') in writing signed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that no such resignation of the Guarantee Trustee shall be effective until a Successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1(a) has been appointed and has accepted such appointment by instrument executed by such Successor Guarantee Trustee and delivered to Guarantor and the resigning Guarantee Trustee.

                  (e) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.02 within 60 days after delivery to the Guarantor of a Resignation Request, the resigning Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a Successor Guarantee Trustee.


                                   ARTICLE V

                                   Guarantee

                  SECTION 5.01. Guarantee. The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Trust) regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Trust to pay such amounts to the Holders.

                  SECTION 5.02. Waiver of Notice. The Guarantor hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may

                                                                              16
apply, presentment, demand for payment, any right to require a proceeding first against the Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

                  SECTION 5.03. Obligations Not Affected. The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                           (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Trust of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Trust;

                           (b) the extension of time for the payment by the Trust of all or any portion of the Distributions, Mandatory Redemption Price, Call Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities;

                           (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Trust granting indulgence or extension of any kind;

                           (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;

                           (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

                           (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                           (g) any  other  circumstance  whatsoever  that  might
         otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.03 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.



                  SECTION 5.04. Enforcement of Guarantee. The Guarantor and the Guarantee Trustee expressly acknowledge that (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) Holders representing not less than a Majority in Stated Amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of this Guarantee Agreement including the giving of directions to the Guarantee Trustee, or exercising any trust or other power conferred upon the Guarantee Trustee under this Guarantee Agreement; provided, however, that, except for directing the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, the Guarantee Trustee shall not take any of the foregoing actions at the direction of the Holders unless the Guarantee Trustee shall have received, at the expense of Time Warner, an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that such action will not result in the Trust being treated as an association taxable as a corporation or a partnership for United States Federal income tax purposes and that, following such action, each holder of Trust Securities will be treated for United States Federal income tax purposes as owning an undivided beneficial interest in the Subordinated Notes; and (iv) if the Guarantee Trustee fails to enforce this Guarantee Agreement for any reason, any Holder of Preferred Securities may, at its own expense, after a period of 30 days has elapsed from such Holder's written request to the Guarantee Trustee to enforce this Guarantee Agreement, institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other Person.

                  SECTION 5.05. Guarantee of Payment. This Guarantee Agreement creates a guarantee of payment and not merely of collection.

                  SECTION 5.06. Subrogation. The Guarantor shall be subrogated to all (if any) rights of the Holders against the Trust in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

                  SECTION 5.07. Independent Obligations. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Trust with respect to the Preferred Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section
5.03 hereof.


                                   ARTICLE VI

                   Limitation of Transactions; Subordination

                  SECTION 6.01. Limitation of Transactions. So long as any Preferred Securities remain outstanding, if there shall have occurred any Event of Default or an event of default under the Declaration, the Guarantor shall not declare or pay any dividend on, or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock; provided, however, that the foregoing restriction shall not apply to any stock dividends paid by the Guarantor where the dividend stock is the same stock as that on which the dividend is being paid.

                  SECTION 6.02. Subordination. This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, including the Subordinated Notes, except those made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock outstanding on the date of this Guarantee Agreement or hereafter issued and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any affiliate of the Guarantor and (iii) senior to the Guarantor's common stock.


                                  ARTICLE VII

                                  Termination

                  SECTION 7.01. Termination. This Guarantee Agreement shall terminate and be of no further force and effect (a) as to any Preferred Securities upon the exercise by Time Warner of the Time Warner Exchange Right in connection with any redemption thereof and payment of the Exchange Property and, if applicable, cash with respect thereto (together with any accrued and unpaid Distributions thereon), (b) as to any Preferred Securities upon payment by the Trust of the Redemption Payment Amount with respect thereto (together with any accrued and unpaid Distributions thereon), (iii) as to all Preferred Securities upon distribution of the Subordinated Debt Securities held by the Trust to the holders of the Preferred Securities or (iv) as to all Preferred Securities upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to the Preferred Securities or this Guarantee Agreement.


                                  ARTICLE VIII

                    Limitation of Liability; Indemnification

                  SECTION 8.01. Exculpation. (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee Agreement or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the Guarantee Trustee, except as otherwise set forth in Section 3.02 hereof) or wilful misconduct with respect to such acts or omissions.



                  (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Preferred Securities might properly be paid.




                  SECTION 8.02. Indemnification. (a) To the fullest extent permitted by applicable law, the Guarantor shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Guarantee Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the Guarantee Trustee, except as otherwise set forth in Section 3.02 hereof) or wilful misconduct with respect to such acts or omissions.


                  (b) To the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Guarantor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Guarantor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be

                                                                              21
determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 8.02(a).


                                   ARTICLE IX

                                 Miscellaneous


                  SECTION 9.01. Successors and Assigns. All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor, including any successors permitted under Article Five of the Indenture, and shall inure to the benefit of the Holders of the Preferred Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article Five of the Indenture, the Guarantor shall not assign its obligations hereunder.

                  SECTION 9.02. Amendments. Except with respect to any changes which do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Guarantee Agreement may be amended only with the prior approval of the Holders of not less than a Majority in Stated Amount of the Preferred Securities and in either case only if the Guarantee Trustee shall have obtained either a ruling from the Internal Revenue Service or a written unqualified opinion of nationally recognized independent tax counsel experienced in such matters to the effect that such action will not result in the Trust being treated as an association taxable as a corporation or a partnership for United States Federal income tax purposes and that, following such action, each holder of Common Securities and Preferred Securities will be treated as owning an undivided beneficial interest in the Subordinated Notes. The provisions of
Section 12.2 of the Declaration concerning meetings of Holders shall apply to the giving of such approval.





                  SECTION 9.03. Notices. Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

                  (a) if given to the Guarantor, to the address set forth below or such other address as the Guarantor may give notice of to the Holders:

                             Time Warner Inc.
                          75 Rockefeller Plaza
                        New York, New York 10019
                      Facsimile No.: (212) 956-7281
                       Attention: General Counsel


                  (b) if given to the Guarantee Trustee, to the address set forth below or such other address as the Guarantee Trustee may give notice of to the Holders:

                      Corporate Trust Securities Division
                       The First National Bank of Chicago
                      One First National Plaza, Suite 0126
                          Chicago, Illinois 60670-0126
                           Facsimile No.: (312) 407-1708
                          Attention:  Trust #19-[      ]

                  (c) if given to any Holder of Preferred Securities, at the address set forth on the books and records of the Trust; and

                  (d) if given to the Property Trustee for the purposes of issuing any notice, demand or direction under Article Ten of this Guaranty, to the address set forth below:

                    Corporate Trust Securities Division
                     The First National Bank of Chicago
                    One First National Plaza, Suite 0126
                        Chicago, Illinois 60670-0126
                        Facsimile No.: (312) 407-1708
                        Attention:  Trust #19-[      ]

                  All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or three Business Days after mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

                  SECTION 9.04. Benefit. This Guarantee Agreement is solely for the benefit of the Holders and subject to Section 3.01(a) is not separately transferable from the Preferred securities.

                  SECTION 9.05. Governing Law. THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


                                   ARTICLE X

                           Time Warner Exchange Right

                  SECTION 10.01. Exchange Right. Time Warner shall have the right (the 'Time Warner Exchange Right'), exercisable upon notice to the Holders of the Preferred Securities as provided below, to require such Holders to exchange their Preferred Securities for shares of Hasbro Common Stock or other Exchange Property and, at the option of Time Warner, cash.

                  SECTION 10.02.  Mandatory Redemption of Preferred  Securities.
(a) Time Warner may exercise the Time Warner Exchange Right by giving notice of such exercise to the Property Trustee no later than 11:59 p.m., New York time, on the second Business Day following December 17, 1997, in respect of the Preferred Securities to be redeemed on the Mandatory Redemption Date.

                  (b) If Time Warner shall have exercised the Time Warner Exchange Right in respect of the Mandatory Redemption Date, on the Mandatory Redemption Date each Preferred Security shall be exchanged for (i) Exchange Property in respect of the portion of such Preferred Security to be exchanged for Exchange Property based on the Exchange Rate in effect on the Trading Day immediately preceding December 17, 1997, (ii) cash in respect of the portion, if any, of such Preferred Security that is not to be exchanged for Exchange Property, calculated by subtracting from the Mandatory Redemption Price the value of the Exchange Property to be delivered (based on the Exchange Valuation Price of such Exchange Property as of the Trading Day immediately preceding December 17, 1997), and (iii) cash in an amount equal to all accrued and unpaid Distributions on such Preferred Security to and including the Mandatory Redemption Date; provided that if the Exchange Valuation Price as of the Trading Day immediately preceding December 17, 1997, of the Exchange Property that relates to one Preferred Security is greater than $54.41, Time Warner shall deliver in exchange for each Preferred Security in respect of which it exercised the Time Warner
Exchange Right (1) Exchange Property (valued on the basis of its Exchange Valuation Price as of such Trading Day) and (2) at the option of Time Warner, cash, having an aggregate value equal to $54.41 per Preferred Security and (b) cash in an amount equal to all accrued and unpaid distributions on such Preferred Security, to and including the Mandatory Redemption Date.

                  SECTION 10.03. Early Redemption and Special Redemption of Preferred Securities. (a) Time Warner may exercise the Time Warner Exchange Right by giving notice of such exercise to the Property Trustee no later than 11:59 p.m. New York, time, on the Business Day immediately preceding any Optional Redemption Date or Special Redemption Date, in respect of the Preferred Securities to be redeemed on any Optional Redemption Date or Special Redemption Date, as the case may be.

                  (b) If Time Warner shall have exercised the Time Warner Exchange Right in respect of any Optional Redemption Date or Special Redemption Date, on such Optional Redemption Date or Special Redemption Date, as the case may be, each Preferred Security to be redeemed on such date shall be exchanged for (i)(A) Exchange Property (valued on the basis of its Exchange Valuation Price as of the Trading Day immediately preceding the applicable Optional Redemption Date or Special Redemption Date) and (B) at the option of Time Warner, cash, having an aggregate value equal to the Call Price or the Special Redemption Price in effect for each Preferred Security on such Optional Redemption Date or Special Redemption Date, as the case may be, and (ii) cash in an amount equal to all accrued and unpaid distributions on such Preferred Security to and including the applicable Optional Redemption Date or Special Redemption Date, as the case may be.

                  (c) In accordance with Section 10.02 and the foregoing provisions of Section 10.03, in the event that Time Warner shall exercise the Time Warner Exchange Right and elects to deliver Exchange Property with respect to only a portion of each Preferred Security, each Holder of

Preferred Securities to be redeemed shall be entitled to receive from Time Warner for each Preferred Security held by such Holder, the same types, amounts and relative proportions of Exchange Property and cash as every other Holder of Preferred Securities to be redeemed.

                  SECTION 10.04. Definitions. (a) The 'Exchange Property' per each Preferred Security on any date shall consist of (i) as of the date of this Agreement, one share of Hasbro Common Stock (in the aggregate, the 'Initial Shares'), (ii) any cash or other property (other than cash dividends and other cash distributions, if any, paid by the Trust that do not constitute Extraordinary Cash Dividends [(as defined in the Declaration)] and other than interest, if any, paid in respect thereof) issued or distributed on or after [ ], 1995(2) in respect of the Initial Shares or other Exchange Property, (iii) any cash or other property issued or distributed on or after [ ], 1995,(2) upon the exchange or conversion of such Initial Shares or other Exchange Property, including upon any reorganization, consolidation or merger or any sale or transfer or lease of all or substantially all the assets of the Issuer of such Exchange Property and (iv) any cash or other property paid by an offeror in connection with a tender or exchange offer for Exchange Property of a particular type as set forth below; provided that Exchange Property shall not include any property distributed in respect of Exchange Property for which an antidilution adjustment has been made pursuant to the Declaration.



                  In the case of a tender or exchange offer for all Exchange Property of a particular type, the Exchange Property shall be deemed to include all cash or other property paid by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer), whether or not Time Warner tenders or exchanges such Exchange Property. In the event of a partial tender or exchange offer with respect to Exchange Property of a particular type, Exchange Property shall be deemed to include cash or other property paid by the offeror in the tender or exchange offer in an amount determined as if the offeror had purchased or exchanged Exchange Property from Time Warner in the proportion in which all property of such type was purchased or exchanged from the holders thereof; provided that if Time Warner

- --------
(2) Insert date of Prospectus.

tenders all its Exchange Property of such type, the amount of cash or other property received that will constitute Exchange Property will be determined on the basis of the amount of such cash or other property actually received by Time Warner. Except as provided above, in the event of a tender or exchange offer with respect to the Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

                  (b) The 'Exchange Rate' means initially one share of Hasbro Common Stock per Preferred Security, subject to certain antidilution adjustments as set forth in Section 10.08. The Exchange Rate for any other Exchange Property will be determined on the basis of the portion of Exchange Property in respect of which such Exchange Property is issued, distributed or exchanged.

                  (c) The 'Exchange Valuation Price' of each item of property comprising the Exchange Property on, or as of, any date means the average of the Purchase Sale Prices (as defined below) of the applicable Exchange Property for the five Trading Day period ending on and including such date, appropriately adjusted to take into account the occurrence, during such period, of any Exchange Adjustment Events (as defined in Section 10.08(a)) with respect to such Exchange Property. The 'Purchase Sale Price' on} any date means the closing per share sale price for the applicable Exchange Property (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which such Exchange Property is traded or, if such Exchange Property is not listed on a United States national or regional securities exchange, as reported by Nasdaq, or, if such Exchange Property is not reported by Nasdaq, the high per share bid price for such Exchange Property in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the per unit market value of such Exchange Property on such date as determined by a nationally recognized investment banking firm retained for such purpose by Time Warner.




                  (d) The term 'Trading Day' means a day on which the AMEX (or any successor thereto) or, to the extent that neither the Hasbro Common Stock nor any other Exchange Property is listed on the AMEX, such other national securities exchange on which the Exchange Property is listed or, if none, the NYSE is open for the transaction of business.

                  (e) 'Non-Equity Security' means any security or property which is not (i) common stock; (ii) a security convertible or exchangeable into common stock or participating without limitation in earnings and dividends in parity with common stock; (iii) a warrant or option to purchase common stock; or (iv) listed or admitted to trading on a United States national or regional securities exchange or reported by the Nasdaq.

                  SECTION 10.05. Notice of Exercise. (a) Upon any election by Time Warner to exercise the Time Warner Exchange Right, Time Warner shall provide {written} notice to the Property Trustee as set forth in Section 10.02 or 10.03 of (i) Time Warner's election to exercise the Time Warner Exchange Right in accordance with Section 10.06, (ii) if applicable, the respective portions of Exchange Property and cash to be delivered and (iii) in connection with an exercise pursuant to Section 10.03, the applicable Redemption Payment Date.

                  (b) Time Warner shall cause notice of such exercise of the Time Warner Exchange Right to be published by means of the Dow Jones Business Newswires Service promptly after providing notice of such exercise to the Property Trustee.


                  SECTION 10.06. Delivery of Exchange Property; Effect on Holders. (a) Delivery of the Exchange Property to the Holders of any Preferred Securities to be redeemed will be conditioned upon delivery or book-entry transfer of such Preferred Securities (together with necessary endorsements) to the Property Trustee at any time (whether prior to, on or after the applicable Redemption Payment Date) after notice of the exercise of the Time Warner Exchange Right is given to the Property Trustee. In such event, such Exchange Property with respect to such Preferred Securities shall be delivered to each Holder of Preferred Securities to be redeemed no later than the later of (i) the applicable Redemption Payment Date or (ii) the time of delivery or transfer of such Preferred Securities.

If,  following  any  exercise of the Time Warner  Exchange  Right,  the Property
Trustee holds, in accordance with the terms of the Declaration, (A) Exchange Property in respect of the portion of the Preferred Securities to be exchanged for Exchange Property, (B) cash in respect of the portion, if any, of the Preferred Securities that are not to be exchanged for Exchange Property, and (C) cash in an amount equal to all accrued and unpaid distributions on all such Preferred Securities to be redeemed to the applicable Redemption Payment Date, then at the close of business on such Redemption Payment Date, whether or not such Preferred Securities are delivered to the Property Trustee, (1) Time Warner will become the owner and record Holder of such Preferred Securities and (2) the Holder of such Preferred Securities shall have no further rights with respect to the Preferred Securities other than the right to receive the Exchange Property, together with cash as described above, upon delivery of the Preferred Securities.

                  SECTION 10.07. Fractional Shares. (a) No fractional shares or other units of Exchange Property will be issued upon the exercise by Time Warner of the Time Warner Exchange Right. In lieu of any fractional share or other unit of Exchange Property otherwise issuable in respect of all Preferred Securities of any Holder, including any Clearing Agency, that are redeemed or exchanged on any Redemption Payment Date, Time Warner shall make a cash payment in respect of such fractional interest in an amount equal to the same fraction of the Exchange Valuation Price of the Exchange Property deliverable upon such redemption, determined as of the Trading Day immediately preceding such Redemption Payment Date (or, in the case of a mandatory redemption, December 17, 1997).

                  (b) To the extent that the Preferred Securities are exchanged for Exchange Property and all such Exchange Property cannot be distributed by The Depository Trust Company, or such other person who may be acting in the capacity of depositary or Exchange Agent (the 'Depositary') to its participants that are beneficial holders of the Preferred Securities without creating fractional interests in the shares or units making up such Exchange Property, the Depositary may, with the Trust's and Time Warner's consent, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of such Exchange Property representing in the aggregate such fractional interests at such place or places and upon such terms as it may deem proper, and the net proceeds of any such sale shall be distributed or made available for distribution to such record holders that would otherwise have received such fractional interests. The amount distributed in the foregoing cases will be reduced by any amount required to be withheld by the Depositary on account of withholding taxes or otherwise required pursuant to law, regulation or court process.


                  SECTION 10.08. Adjustment of Exchange Rate. The Exchange Rate shall be subject to adjustment and the Exchange Property shall be subject to change as follows:




                  (a) The Exchange Rate shall be adjusted (and, if applicable, the Exchange Property shall be changed) upon the (i) distribution of a dividend on Exchange Property in the same type of Exchange Property, (ii) combination of Exchange Property into a smaller number of shares or other units, (iii) subdivision of outstanding shares or other units of Exchange Property, (iv) conversion or reclassification of Exchange Property by issuance or exchange of other securities or (v) a consolidation, merger or binding share exchange or a transfer of all or substantially all of the Issuer's assets (each of the foregoing an 'Exchange Adjustment Event'). In such an event, the Exchange Rate in effect immediately before such action shall be adjusted (and if applicable the Exchange Property shall be changed) to reflect the amount of cash or the kind and amount of property that a Holder of Exchange Property would have owned or been entitled to receive upon or by reason of such event if the Preferred Securities had been exchanged for such Exchange Property immediately before such event. Such adjustment shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective retroactively immediately after the effective date in the case of a subdivision, combination, conversion, reclassification, consolidation, merger, share exchange or transfer specified in this Section 10.08(a). For the purposes of this Section 10.08(a), each Holder shall be deemed to have failed to exercise any right to elect the kind or amount of Exchange Property receivable upon the payment of any such dividend, subdivision, combination, conversion, reclassification, consolidation, merger, share exchange or transfer specified in this Section 10.08(a), provided that if the kind or amount of Exchange Property receivable upon such dividend, subdivision, combination, conversion, reclassification, consolidation, merger, share exchange or transfer specified in this Section 10.08(a) is not the same for each nonelecting share or other unit, then the kind and amount of property receivable upon such dividend, subdivision, combination, conversion, reclassification, consolidation, merger or share exchange or transfer specified in this Section 10.08(a) for each nonelecting share shall be deemed to be the kind and amount so receivable per share or other unit by a plurality of the nonelecting shares or other units.

                  (b) Upon a distribution of cash or other property (including rights, warrants or other securities) on Exchange Property of a particular type (excluding (i) ordinary periodic cash dividends and distributions, if any, paid from time to time by an Issuer that do not constitute Extraordinary Cash Dividends, (ii) interest (whether in cash, securities or other property), if any, paid in respect thereof and (iii) dividends payable in Exchange Property for which adjustment is made in Section 10.08(a), if any, the Exchange Rate shall be adjusted, subject to the provisions of paragraph (C) of this Section 10.08(b), in accordance with the following formula:



                                R' = R x M
                                        ---
                                        M-F

         where:

                  R' =     the adjusted Exchange Rate.

                  R  =     the current Exchange Rate.

                  M  =     the Average Quoted Price, minus, in the case
                           of a distribution of Capital Stock on
                           Exchange Property for which (i) the record date shall occur on or before the record date for the distribution to which this
                           Section 10.08(b) applies and (ii) the
                           Exchange Dividend Time (as defined below) shall occur on or after the date of the Time of Determination (as defined below) for the distribution to which this Section 10.08(b) applies, the fair market value (on the record date for the distribution to which this
                           Section 10.08(b) applies) of such Capital
                           Stock distributed in respect of Exchange
                           Property.

                  F = the fair market value (on the record date for the distribution to which this
                           Section 10.08(b) applies) of cash or other property (including rights, warrants or other securities) to be distributed in respect of each share or unit of Exchange Property of a particular type in the distribution to which this Section 10.08(b) is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

                  The Board of Directors shall determine fair market values for the purposes of this Section 10.08(b).

                           The adjustment shall become effective immediately after the record date for the determination of those shareholders entitled to receive the distribution to which this Section 10.08(b) applies.

                           For purposes of this Section 10.08(b), the term 'Extraordinary Cash Dividend' shall mean any cash dividend with respect to Exchange Property the amount of which, together with the aggregate amount of such cash dividends on the Exchange Property to be aggregated with such cash dividend in accordance with the provisions of this paragraph, equals or exceeds the threshold percentages set forth in paragraph (A) or (B) below:

                           (A) If, upon the date prior to the Ex- Dividend  Time
                  with respect to a cash dividend on Exchange Property, the aggregate amount of such cash dividend together with the amounts of all cash dividends on Exchange Property with Ex-Dividend Times occurring in the 85 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied equals or exceeds on a per share basis 12.5% of the average of the Quoted Prices during the period beginning on the date after the first such Ex-Dividend Time in such period and ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Time occurring in such period, the period for calculating the average of the Quoted Prices shall be the period commencing 85 days prior to the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend time occurring in such 85 day period shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 10.08(b), the value of 'F' shall be equal to (w) the aggregate amount of such cash dividend together with the amounts of the other cash dividends with Ex-Dividend Times occurring in such period minus (x) the aggregate amount of such other cash dividends with Ex-Dividend Times occurring in such period for which a prior adjustment in the Exchange Rate was previously made under this Section 10.08(b).

                           (B) If, upon the date prior to the  Ex-Dividend  Time
                  with respect to a cash dividend on the Exchange Property, the aggregate amount of such cash dividend together with the amounts of all cash dividends on Exchange Property with Ex-Dividend Times occurring in the 365 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied equals or exceeds on a per share basis 25% of the average of the Quoted Prices (as defined below) during the period beginning on the date after the first such Ex-Dividend Time in such period and ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Time occurring in such period, the period for calculating the average of the Quoted Prices shall be the period commencing 365 days prior to the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-dividend Time occurring in such 365 day period shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 10.08(b), the value of 'F' shall be equal to (y) the aggregate amount of such cash dividend together with the amounts of the other cash dividends with Ex-Dividend Times occurring in such period minus (z) the aggregate amount of such other cash dividends with Ex-Dividend Times occurring in such period for which a prior adjustment in the Exchange Rate was previously made under this Section 10.08(b).



                           In making the  determinations  required by paragraphs
                  (A) and (B) above, the amount of cash dividends paid on a per share basis and the average of the Quoted Prices, in each case during the period specified in paragraphs (A) and (B) above, as applicable, shall be appropriately adjusted to reflect the occurrence during such period of any event described in
                  Section 10.08(a).



                           (C) In the event that, with respect to any distribution to which this Section 10.08(b) would otherwise apply, 'F' is equal to or greater than 'M', then the adjustment provided by this Section 10.08(b) shall not be made and the property received upon the distribution in respect of Exchange Property shall constitute Exchange Property.



                           'Quoted Price' means, for any given day, the last reported per share sale price (or, if no sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such day of Exchange Property in the composite transactions for the principal United States national or regional securities exchange on which such shares are traded, or, if such Exchange Property is not listed on a United States national or regional securities exchange, as reported by Nasdaq, or, if such shares are not reported by Nasdaq, the high per share bid price for such share in the over-the-counter market on such date as reported by the National Quotation Bureau or similar organization satisfactory to the Paying Agent. If such bid price is not available, the Quoted Price shall not be determinable.

                           'Average Quoted Price' means the average of the Quoted Prices of Exchange Property for the shortest of:


                           (i) 30  consecutive  Trading  Days ending on the last
                  full trading day prior to the Time of Determination with respect to the distribution in respect of which the Average Quoted Price is being calculated;

                         (ii) the period (x) commencing on the date next succeeding the first public announcement of the distribution in respect of which the Average Quoted Price is being calculated and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the distribution in respect of which the Average Quoted Price is being calculated (excluding days within such period, if any, which are not trading days); and



                       (iii) the period, if any, (x) commencing on the date next
                  succeeding the Ex-Dividend Time with respect to the next preceding distribution for which an adjustment is required by the provisions of Section 10.08(b) and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the distribution in respect of which the Average Quoted Price is being calculated (excluding days within such period, if any, which are not trading days).

                  In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 10.08(a) applies occurs during the period applicable for calculating 'Average Quoted Price' pursuant to the definition in the preceding sentence, 'Average Quoted Price' shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Quoted Price of such Exchange Property during such period.

                  Notwithstanding the foregoing, if a Quoted Price shall not be determinable pursuant to the definition thereof, then the Average Quoted Price shall mean the per share market value of the Exchange Property as of the last full trading day prior to the Time of Determination as determined by a nationally recognized investment banking firm retained by the Company for such purpose.

                  'Time of Determination' means the time and date of the earlier of (i) the determination of shareholders entitled to receive cash or other property (including rights, warrants or other securities) on Exchange Property of a particular type in each case to which this
         Section 10.08(b) applies and (ii) the time ('Ex-Dividend Time') immediately prior to the commencement of 'ex-dividend' trading for such property or distribution on the principal United States national or regional exchange or market on which the Exchange Property is then listed or quoted.



                  Notwithstanding the foregoing, Time Warner shall be entitled, by notice to the Property Trustee not later than the close of business on the fifth Business Day following the date of any distribution referred to in this Section 10.08(b) (or if Time Warner is not aware of such distribution, as soon as practicable after becoming so aware), to elect not to have the antidilution adjustments of this Section 10.08(b) apply, in which case the property received upon the distribution in respect of Exchange Property shall constitute Exchange Property; provided that if rights, warrants, options or similar securities are distributed on Exchange Property and such rights, warrants, options or similar securities expire before December 30, 1997, then the Company shall adjust the Exchange Rate under this Section 10.08(b).

                  (c) If any Issuer controlled by Time Warner or its Affiliates, at any time any Preferred Securities are then outstanding, issues shares or units of any Exchange Property for a consideration per share or unit less than the Average Quoted Price per share or unit on the date such Issuer fixes the issue price of such additional shares or units, the Exchange Rate for such Exchange Property shall be adjusted in accordance with the following formula:


                                             A
                                           -----
                                E' = E x       P
                                               -
                                           O + M
         where:

             E'            =      the adjusted Exchange Rate

             E             =      the then current Exchange Rate

             O             =      the number of shares or units of such
                                  security which includes Exchange
                                  Property outstanding immediately
                                  prior to the issuance of such
                                  additional shares or units.

             P             =      the aggregate consideration received
                                  for the issuance of such additional
                                  shares or units.

             M             =      the Average Quoted Price per share or
                                  unit on the date of issuance of such
                                  additional shares or units.

             A             =      the number of shares or units of such
                                  class of such security which includes
                                  Exchange Property outstanding
                                  immediately after the issuance of such
                                  additional shares or units.


                  Any Holder of Preferred Securities in respect of which the Time Warner Exchange Right shall be exercised after the date of such issuance shall be entitled to receive Exchange Property at the Exchange Rate as so adjusted pursuant to this Section 10.08(c). The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                  This Section 10.08(c) does not apply to (i) the exchange of Preferred Securities or the issuance of any security upon the conversion, exchange or exercise of other securities convertible into or exchangeable or exercisable for Exchange Property, (ii) securities issued to any Issuer's employees under bona fide employee benefit plans approved by an Issuer's board of directors (but only to the extent that the aggregate number of shares or units excluded hereby and issued after the date of this Guarantee Agreement shall not exceed 10% of such securities outstanding at the time of the adoption of each such plan, exclusive of antidilution adjustments thereunder), (iii) securities issued upon the exercise of rights or warrants issued pro rata to all of the holders of such securities,

(iv) securities issued in a bona fide public offering pursuant to a firm commitment underwriting, or (v) securities issued in connection with a bona fide acquisition to any Person or to the shareholders of any Person in exchange for the stock or assets of such Person, which Person is not controlling, controlled by, or under common control with the Company or any Affiliate of Time Warner. For the purposes of this Section 10.08(c), in determining whether securities issued to an Issuer's employees under bona fide employee benefit plans approved by such Issuer's board of directors were issued for a consideration (per share or unit) that is less than the Average Quoted Price (per share or unit) of such securities, the Average Quoted Price of such securities on the date such securities are awarded or granted to the Issuer's employees under such plans.



                  (d) If any Issuer controlled by Time Warner or its Affiliates, at any time any Preferred Securities are then outstanding, issues any securities convertible into or exchangeable or exercisable for shares or units of any Exchange Property (the 'Underlying Exchange Property') for a total consideration per share or unit issuable upon conversion, exchange or exercise of such convertible, exchangeable or exercisable securities less than the current Average Quoted Price per share or unit of the Underlying Exchange Property on the date of issuance of such convertible, exchangeable or exercisable securities, the Exchange Rate shall be adjusted in accordance with the following formula:


                               O + D
                               -----
                  E' = E x         P
                                   -
                               O + M

         where:

         E'       =        the adjusted Exchange Rate.

         E        =        the then current Exchange Rate.

         O        =        the number of shares or units of the
                           Underlying Exchange Property outstanding immediately prior to the issuance of such convertible, exchangeable or exercisable securities.

         P        =        the  aggregate  consideration  received in respect of
                           such   convertible,   exchangeable   or   exercisable
                           securities (including consideration receivable upon such conversion, exchange or exercise, if any).


         M        =        the current Average Quoted Price per share or unit of
                           the  Underlying  Exchange  Property  on the  date  of
                           issuance  of  such   convertible,   exchangeable   or
                           exercisable securities.


         D        =        the  maximum   number  of  shares  or  units  of  the
                           Underlying    Exchange    Property    issuable   upon
                           conversion, exchange or exercise of such convertible, exchangeable or exercisable securities at the initial conversion or exchange rate or exercise price.


                  Any Holder exchanging any Preferred Securities after the date of such issuance shall be entitled to receive Exchange Property at the Exchange Rate as so adjusted pursuant to this Section 10.08(d), but subject to the provisions for readjustment set forth in this Section 10.08(d). The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If all of the Exchange Property deliverable upon conversion, exchange or exercise of such convertible, exchangeable or exercisable securities have not been issued when such securities are no longer outstanding, then the Exchange Rate shall promptly be readjusted to the Exchange Rate which would then be in effect had the adjustment upon the issuance of such convertible, exchangeable or exercisable securities been made on the basis of the actual number of shares or units of such Exchange Property issued upon conversion, exchange or exercise of such securities.

                  This Section 10.08(d) does not apply to (i) securities convertible into or exchangeable or exercisable for Exchange Property issued to any Issuer's employees under bona fide employee benefit plans approved by an Issuer's board of directors (but only to the extent that the aggregate number of shares excluded hereby and issued after the date of this Indenture shall not be convertible into or exchangeable or exercisable for more than 10%, at the time of adoption of each such plan, of the outstanding shares or other units of such Exchange Property, exclusive of antidilution adjustments thereunder), (ii) securities issued upon the exercise of rights or warrants issued pro rata to all of the holders of shares or units of a class of securities, (iii) securities issued in a bona fide public offering pursuant to a firm commitment underwriting or (iv) securities issued in connection with a bona fide acquisition to any Person or to the shareholders of any Person in exchange for the stock or assets of such Person, which Person is not controlling, controlled by or under common control with Time Warner or any Affiliate of Time Warner. For purposes of this Section 10.08(d), in determining whether securities convertible into or exchangeable or exercisable for Underlying Exchange Property that are issued to an Issuer's employees under bona fide employee benefit plans approved by such Issuer's board of directors were issued for a total consideration (per share or unit) initially issuable upon conversion, exchange or exercise of such convertible, exchangeable or exercisable securities that is less than the Average Quoted Price (per share or unit) of the Underlying Exchange Property, the Average Quoted Price shall be deemed to be equal to the Quoted Price of such Underlying Exchange Property on the date such convertible, exchangeable or exercisable securities are awarded or granted to the Issuer's employees under such plans.

                  (e) Notwithstanding the provisions of paragraphs (a), (b), (c) and (d) of this Section 10.08, no adjustment in the Exchange Rate shall be required unless such adjustment would require an increase or decrease in the then current Exchange Rate of more than 1%; provided, however, that any adjustments which by reason of this Section 10.08(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.



                  (f) All calculations under this Section 10.08 shall be made to the nearest .0001 of a share, the nearest whole dollar of Stated Amount of the Preferred Securities or the nearest integral unit, as applicable.

                  (g) Time Warner shall, within five Business Days following the occurrence of an event that permits or requires an adjustment to the Exchange Rate or a change to the Exchange Property pursuant to this Section 10.08 (or if Time Warner is not aware of such occurrence, as soon as practicable after becoming so aware), provide written notice to the Property Trustee of (i) the occurrence of such event, (ii) if applicable, whether Time Warner has elected to cause such adjustment to occur, (iii) in the case where the Exchange Rate has been adjusted, the Exchange Valuation Price each item of property related to such adjustment and a statement in reasonable detail setting forth the method by which the Exchange Valuation Price and the adjustment to the Exchange Rate were determined and (iv) in the case where the Exchange Property has been changed, a statement in reasonable detail identifying each item of property comprising the Exchange Property and setting forth the Exchange Rate per Preferred Security for each such item of Exchange Property.




                  (h) Upon a distribution of cash or other property (including rights, warrants or other securities) on Exchange Property of a particular type where Time Warner has exercised its right set forth in the last paragraph of
Section 10.08(b) to have the antidilution adjustments of Section 10.08(b) not apply, or in the event of a tender or exchange offer which, pursuant to the definition of 'Exchange Property' results in the creation of new or additional Exchange Property (the 'Tender Offer Consideration'), then, from and after the record date for determining the holders of Exchange Property entitled to receive the distribution, a Holder of Preferred Securities in respect of which the Time Warner Exchange Right shall have been exercised shall upon such exchange be entitled to receive, in addition to the Exchange Property into which the Preferred Securities are exchangeable, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had exchanged the Preferred Securities are immediately prior to the record date for determining the Holders of Exchange Property entitled to receive the distribution or the Tender Offer Consideration described in the definition of Exchange Property, as the case may be.

                                                                              41
                  THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.


                               TIME WARNER INC.,



                            By
                               ---------------------------
                               Name:
                               Title:




                               THE FIRST NATIONAL BANK OF CHICAGO,
                                  as Guarantee Trustee,



                            By
                               -------------------------------
                               Name: Melissa G. Weisman
                               Title: Assistant Vice President}